Exhibit 21





  Name of Entity                        Jurisdiction of Organization          Ownership Interest
----------------------------------------------------------------------------------------------
  Eagle Bancorp, Inc. - Registrant                Maryland
  EagleBank                                       Maryland                          100%
  Bethesda Leasing LLC                            Maryland                          100%
